                                                                 EXHIBIT 3.1



                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   SCIOS INC.



     Scios Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST:         The name of the corporation is Scios Inc.

     SECOND:      The corporation's original Certificate of Incorporation was filed with the Secretary of State on April 8, 1988.

     THIRD:       The Restated Certificate of Incorporation of the corporation, in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the corporation.

     FOURTH:      The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.
     FIFTH:         The Restated Certificate of Incorporation in the form
attached hereto shall be effective immediately upon the filing of the Agreement of Merger among Scios Inc., Nova Pharmaceutical Corporation and DD Acquisition Subsidiary, Inc.

     IN WITNESS WHEREOF, Scios Inc. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested to by its Secretary this 3rd day of September, 1992.

                                   SCIOS INC.




                                   By    /s/ Richard L. Casey
                                        -----------------------------------
                                        Richard L. Casey,
                                        Chief Executive Officer



ATTEST:


 /s/ John H. Newman
------------------------------------
John H. Newman,
Secretary

                                    EXHIBIT A


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SCIOS NOVA INC.



                                       I.

     The name of the corporation is Scios Nova Inc.

                                       II.

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                       IV.

     A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

     B. The corporation is authorized to provide indemnification of agents (as defined in Section 145 of the Delaware General Corporation Law) for breach of duty to the corporation and its stockholders through bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limitations on such excess indemnification set forth in Section 102 of the Delaware General Corporation Law.

     C. Any repeal or modification of this Article IV shall be prospective and shall not affect the rights under this Article IV in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       V.

     A. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Seventy Million (170,000,000) shares. One Hundred Fifty Million (150,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Twenty Million (20,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish

                                       1.

from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then-outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       VI.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A.

          (i) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. At each annual meeting of stockholders, directors shall be elected for a full term of one year. Notwithstanding any other provisions of this Certificate of Incorporation, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (ii) The Board of Directors or any individual director may be removed from office at any time (A) with cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class or (B) without cause by the holders of at least sixty-six and sixty-seven hundredths percent (66.67%) of the voting power of all of the then-outstanding Voting Stock voting together as a single class.

          (iii) Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either
(i) the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of Voting Stock voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors.

     B.

          (i) The Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and sixty-seven hundredths percent (66.67%) of the voting power of all of the then-outstanding shares of the Voting Stock. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend, supplement or repeal the Bylaws. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

          (ii) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                       2.

          (iii) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

          (iv) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.


                                      VII.

     1. The affirmative vote of the holders of not less than sixty-six and sixty-seven hundredths percent (66.67%) of the voting power of all of the then outstanding shares of Voting Stock shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this corporation or any subsidiary of this corporation with any "Related Person" (as hereinafter defined), notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the sixty-six and sixty-seven hundredths percent (66.67%) voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

     (a) The "Continuing Directors" (as hereinafter defined) of this corporation by at least a majority vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person becoming a Related Person; or

     (b)  All of the following conditions are met:

          (i) The cash or "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of this corporation in the Business Combination is not less than the highest of:

                  (A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of this corporation (i) within the two-year period immediately prior to the Combination Date or (ii) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher, or

                  (B) the Fair Market Value per share of the shares of capital stock being acquired in the Business Combination as of (i) the Combination Date or (ii) the date on which the Related Person became a Related Person, whichever is higher; or

                  (C) in the case of Common Stock, the per share book value of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Combination Date, and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of any class or series of such Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

The provision of this paragraph 1.(b)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalization and for stock dividends, stock splits and like distributions; and

                                       3.

          (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of capital stock. If the consideration so paid for any such shares varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

          (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (C) such Related Person shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

          (iv) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except as proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     2.   For purposes of this Article VII:

     (a) The term "Business Combination" shall mean any (i) merger or consolidation of this corporation or a Subsidiary (as hereinafter defined) of this corporation with a Related Person or any other corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereinafter defined) of a Related Person, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Related Person or any Affiliate or Associate of any Related Person, of all or any "Substantial Part" (as hereinafter defined) of the assets of this corporation or of a Subsidiary of this corporation to a Related Person or any Affiliate or Associate of any Related Person, (iii) adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person, (iv) sale, lease, exchange or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a Related Person or any Affiliate or Associate of any Related Person to this corporation or a Subsidiary of this corporation,
(v) issuance or pledge of securities of this corporation or a Subsidiary of this corporation to or with a Related Person or any Affiliate or Associate of Related Person, (vi) reclassification of securities (including any reverse stock split) or recapitalization of this corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of this corporation or any Subsidiary of this corporation which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person, and (vii) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                                       4.

     (b) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of this corporation.

     (c) The term "Related Person" shall mean any person (other than this corporation, or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

          (i) is the beneficial owner (as hereinafter defined) of fifteen percent (15%) or more of the Voting Stock;

          (ii) is an Affiliate or Associate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of fifteen percent (15%) or more of the Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (d)  A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (e) For the purposes of determining whether a person is a Related Person pursuant to subparagraph (c) of this paragraph 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (d) of this paragraph 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (f) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 27, 1992.

     (g) The term "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (c) of this paragraph 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this corporation.

                                       5.

     (h) The term "Continuing Director" means any member of the board of directors, while such person is a member of the board of directors, who is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the board of directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director, while such successor is a member of the board of directors, who is not an Affiliate, Associate or a representative of the Related Person and is appointed or elected to succeed a Continuing Director by a majority of Continuing Directors. Each initial director of this corporation elected by the incorporator of this corporation shall be a Continuing Director for purposes of this Article VII.

     (i) The term "Substantial Part" shall mean more than twenty percent (20%) of the Fair Market Value, as determined by a majority of the Continuing Directors, of the total consolidated assets of this corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

     (j) For the purposes of paragraph 1(b)(i) of this Article VII, the term "other consideration to be received" shall include, without limitation, capital stock retained by the stockholders.

     (k) The term "Fair Market Value" means (i) in the case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing sale price with respect to a share of such stock during the 30-day period preceding the date in question on the National Associate of Securities Dealers, Inc. Automated Quotation System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

     (l) A Related Person shall be deemed to have acquired a share of the Voting Stock of this corporation at the time when such Related Person became the beneficial owner thereof. If a majority of the Continuing Directors is not able to determine the price at which a Related Person has acquired a share of Voting Stock of this corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof. With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by a majority of the Continuing Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate or other such person became the beneficial owner thereof.

     The fact that any Business Combination complies with the provisions of paragraph 1(b) of this Article VII shall not be construed to impose any fiduciary duty, obligation or responsibility on the board of directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the board of directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     A majority of the Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to them after reasonable inquiry, (a) whether a person is a Related Person, (b) the number of shares of Voting Stock beneficially owned by any person, and (c) whether a person is an Affiliate or Associate of another. A majority of the Continuing Directors of the corporation shall have the further power to interpret all of the terms and provisions of this Article VII.

                                       6.

                                      VII.

     No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.

                                       IX.

     The corporation is to have perpetual existence.

                                       X.

     (a) The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph (b) of this
Article IX, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     (b) Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and sixty-seven hundredths percent (66.67%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal
Article IV, Article VI, Article VII or Article X.

                                       7.

                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                 SCIOS NOVA INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)



     SCIOS NOVA INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted on December 21, 1994 at a duly held meeting of the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Corporation, which are applicable to the Preferred Stock of all classes and series), as follows:

          Series A Preferred Stock:

          SECTION 1. DESIGNATION AND AMOUNT. Twenty One Thousand Fifty-Three (21,053) shares of Preferred Stock, $.001 par value, are designated "Series A Preferred Stock" with the powers, preferences, rights, qualifications, limitations and restrictions specified herein (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                                       1.

          SECTION 2. DIVIDENDS. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation unless a dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends payable upon all shares of Common Stock into which such share of Series A Preferred Stock could then be converted.

          SECTION 3. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment shall be made to the holders of shares of the Common Stock of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive $950.00 per share of Series A Preferred Stock then held by such holders, plus an amount equal to declared and unpaid dividends and distributions thereon. After payment of the full liquidation preference of the Series A Preferred Stock set forth in the preceding sentence, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock. Any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred, shall be considered a liquidation under this
     Section 3.

          SECTION 4. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall not have any voting rights, except as required under the General Corporation Law of Delaware.

          SECTION 5.  CONVERSION.

          (A) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into that number of shares of the Common Stock of the Corporation as determined by dividing $950.00 by the Conversion Price, determined as provided below, in effect on the date the certificate for such share is surrendered for conversion. The Conversion Price for the Series A Preferred Stock shall initially be $9.50 per share. The number of shares of Common Stock into which a share of Series A Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

          (B) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the transfer of ownership by the initial holder to a third party which is not an Affiliate of such holder. For purposes hereunder,

                                       2.

"Affiliate shall mean a party that, directly or indirectly, through one or more intermediaries, controls or is controlled by such holder.

          (C) MECHANICS OF CONVERSION. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(B), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided herein. Such notice shall state the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred Stock to be converted, or in the case of automatic conversion on the date of transfer to the new holder, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (D) ADJUSTMENT FOR SUBDIVISIONS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date that the first share of Series A Preferred Stock is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(D) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                       3.

          (E) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this
     Section 5(d) to reflect the actual payment of such dividend or distribution.

          (F) ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred or with respect to such other securities by their terms.

          (G) ADJUSTMENT FOR RECAPITALIZATIONS, ETC. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5 or in Section 3), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such

                                       4.

     recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          SECTION 6. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Corporation shall give each holder of shares of Series A Preferred Stock notice of such transaction and the details of such exchange at least fifteen days before the closing of such transaction, and each such holder shall have the right to convert such shares of Series A Preferred Stock into shares of Common Stock of the Corporation prior to such closing, or to receive in such transaction the amount of the liquidation preference set forth in
     Section 3, in the form of the other stock or securities, cash and/or other property as is received by the holders of the Common Stock.


     IN WITNESS WHEREOF, the undersigned have executed this certificate as of December 28, 1994.


                                        /s/ Richard L. Casey
                                        ---------------------------------------
                                        Richard L. Casey
                                        President and Chief Executive Officer



                                        /S/ JOHN H. NEWMAN
                                        ---------------------------------------
                                        John H. Newman
                                        Secretary


                                       5.